UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 28, 2022

ATI PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

(630) 296-2223
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2022, ATI Physical Therapy, Inc. ("ATI" or the "Company") announced the appointment of Sharon Vitti as its Chief Executive Officer.  Ms. Vitti, 57, has 30 years of healthcare experience, including nearly two decades of executive leadership in clinical and consumer-focused healthcare companies. She joins ATI after serving as president of MinuteClinic, the national walk-in medical clinic that provides family care by nurse practitioners and physician assistants, and senior vice president at CVS Health, the parent company of MinuteClinic. During her tenure, she led all aspects of care delivery, business operations and strategic development. Prior to Vitti’s tenure at CVS Health and MinuteClinic, she served in executive leadership at Brigham and Women’s Hospital, including nine years as Senior Vice President of Clinical Services for Ambulatory and Women’s Health. Ms. Vitti received her Bachelor of Science degree from Clark University and a Master of Public Administration from New York University.

In connection with her appointment, the Company and Ms. Vitti have entered into a written employment agreement (the “Employment Agreement”) for an initial term of three years that automatically renews for one –year terms thereafter, unless notice of non-renewal is provided 30 days before the end of the term then in effect, and a minimum  base salary of $700,000 per year. In addition, the Employment Agreement provides for an annual target bonus equal to 100% of her base salary (“Target Bonus”), provided that in 2022, Ms. Vitti’s minimum target bonus will be $450,000. Ms. Vitti  will also be granted long-term incentive equity awards for each of 2022, 2023 and 2024 pursuant to the Company’s 2021 Equity Incentive Plan, with a grant-date fair market value of $1,700,000 for each year. Each annual grant is to be comprised of 50% stock options and 50% restricted stock units vesting in three equal annual tranches. Ms. Vitti is eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of Ms. Vitti’s employment under specific circumstances. If, during the term of the Employment Agreement, Ms. Vitti’s  employment is terminated by the Company other than for “Discharge For Cause,” death or disability (each as defined in the Employment Agreement), she would be entitled to:  (a) upon termination at any time other than during the 24-month period following a Change in Control (as defined in the Employment Agreement), (i) an amount equal to 1.5 times the sum of (x) Ms. Vitti’s base salary and (y) Target Bonus, paid in substantially equal installments over 18 months from termination, (ii) an annual bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Ms. Vitti’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company and (iii) if elected, the employer and employee portion of any COBRA health and welfare premiums for a period equal to eighteen (18) months from the date of termination, or, if earlier, (x) the first date that Ms. Vitti is no longer eligible for COBRA, or (y) the first date that Ms. Vitti becomes eligible for health benefits from another employer; or (b) upon termination during the 24-month period following a Change in Control (i) an amount equal to 2.0 times the sum of (x) Ms. Vitti’s base salary and (y) Target Bonus, in a lump sum on the first payroll date, (ii) an annual bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Ms. Vitti’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company, (iii) if elected, the employer and employee portion of any COBRA health and welfare premiums for a period equal to eighteen (18) months from the date of such termination, or, if earlier, (x) the first date that Ms. Vitti is no longer eligible for COBRA or (y) the first date that Ms. Vitti becomes eligible for health benefits from another employer, and (iv) all prior unvested grants of equity incentive compensation made to Ms. Vitti pursuant to the Company’s 2021 Equity Incentive Plan as of the date of such termination.

Ms. Vitti’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to her employment with the Company and the termination of her employment, and compliance with the restrictive covenants described in the following paragraph.

Pursuant to her Employment Agreement, Ms. Vitti has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by her while employed with the Company relating to its business is the Company’s property. In addition, during the term of her employment and for the 24-month period following her termination of employment if Ms. Vitti is eligible to receive severance benefits and an 18-month period following her termination in any other circumstance, Ms. Vitti has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the types services she was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company or (3) solicit any actual or prospective customers with whom she had contact on behalf of a competing business. In addition, her Employment Agreement mandates that her confidentiality obligations continue after the termination of employment.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the press release issued by the Company announcing the new Chief Executive Officer is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

In connection with Ms. Vitti’s appointment, John Larsen will step down as Executive Chairman of the Company, effective April 28, 2022 and continue in his role as Chairman of the Board of the Company. Mr. Larsen was appointed Executive Chairman of the Company on August 9, 2021.  In addition, effective April 28, 2022, John Larsen, Joseph Jordan, the Company’s Chief Financial Officer, and Ray Wahl, the Company’s Chief Operating Officer, will no longer fulfill the role of Principal Executive Officer.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between ATI Physical Therapy, Inc. and Sharon A. Vitti dated March 30, 2022, effective April 28, 2022.

99.1	Press Release issued by ATI Physical Therapy, Inc. on April 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2022	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name	Joseph Jordan
	Title:	Chief Financial Officer